                                                                    EXHIBIT 10.9


                               SUPPORT AGREEMENT

     THIS AGREEMENT made as of the 26th day of December, 1996.


BETWEEN:

     SEAGATE SOFTWARE, INC., a Delaware corporation

     ("SEAGATE SOFTWARE")

AND:

     SEAGATE SOFTWARE INFORMATION MANAGEMENT GROUP, INC., a British Columbia company

     ("SEAGATE CANADA")


     WHEREAS:

     A. Concurrent with the execution of this agreement, Seagate Canada and its sole shareholder Seagate Technology International Holdings (the "SHAREHOLDER"), a Cayman Island corporation, will enter into two exchange agreements (the "EXCHANGE AGREEMENTS") which provide for, among other things, the exchange by the Shareholder of all of its outstanding shares in the capital of Seagate Canada for 7,200,000 Convertible Preference Shares without par value in the capital of Seagate Canada and the subsequent exchange of such shares for 7,200,000 Class B Exchangeable Shares without par value (the "CLASS B EXCHANGEABLE SHARES") in the capital of Seagate Canada.

     B. In accordance with the special rights and restrictions attaching to the Class B Exchangeable Shares as set out in the Articles of Seagate Canada (the "SHARE PROVISIONS"), the Class B Exchangeable Shares in the capital of Seagate Canada are exchangeable for shares of Series A Preferred Stock in the capital stock of Seagate Software (as such shares may be constituted from time to time as set out in the Amended & Restated Certificate of Incorporation of Seagate Software and as the same may be effected by any subdivision, consolidation, reclassification or other change or by any reorganization, amalgamation, merger, sale of assets or by any distribution in respect of such shares, including any automatic or voluntary conversion of such shares into common stock or any other shares in the capital stock of Seagate Software, the "SEAGATE SOFTWARE SERIES A PREFERRED STOCK").

     C. The parties wish to enter into this agreement to record the subscription by Seagate Software for 10,000 Class A Common Shares without par value (the "CLASS A COMMON SHARES") in the capital of Seagate Canada at a subscription price per share of $0.10 Cdn. and to record certain obligations of Seagate Software in respect of the Class B Exchangeable Shares, as further set out herein.

     NOW THEREFORE in consideration of the respective covenants and agreements provided for in this agreement and for other good and valuable consideration, the parties agree as follows:

                                   ARTICLE 1

                                  SUBSCRIPTION

     1.1  SUBSCRIPTION.  With effect as and from the date of the exchange of
          ------------
7,200,000 Convertible Preference Shares for 7,200,000 Class B Exchangeable Shares, as described in one of the exchange agreements referred to in Recital A, Seagate Software will subscribe for and purchase 10,000 Class A Common Shares and Seagate Canada will concurrently issue and sell to Seagate Software from its treasury 10,000 Class A Common Shares, for the subscription price of $0.10 Cdn. per share or $ 1,000 Cdn. in the aggregate, which amount shall be paid by Seagate Software to Seagate Canada concurrent with its subscription.


                                   ARTICLE 2

                COVENANTS OF SEAGATE SOFTWARE AND SEAGATE CANADA

     2.1  FUNDING OF SEAGATE CANADA.  So long as any Class B Exchangeable Shares
          -------------------------
are outstanding, Seagate Software will:

     (a) not declare or pay any dividend on Seagate Software Series A Preferred Stock unless Seagate Canada shall simultaneously declare or pay, as the case may be, an equivalent dividend on the Class B Exchangeable Shares in accordance with the Share Provisions;

     (b) cause Seagate Canada to declare simultaneously with the declaration of any dividend on Seagate Software Series A Preferred Stock, an equivalent dividend on the Class B Exchangeable Shares and, when such dividend is paid on Seagate Software Series A Preferred Stock, cause Seagate Canada to pay simultaneously therewith such equivalent dividend on the Class B Exchangeable Shares, in each case in accordance with the Share Provisions;

     (c) advise Seagate Canada sufficiently in advance of the declaration by Seagate Software of any dividend on Seagate Software Series A Preferred Stock and take all such other actions as are necessary, in cooperation with Seagate Canada, to ensure that the respective declaration date, record date and payment date for a dividend on the Class B Exchangeable Shares shall be the same as the record date, declaration date and payment date, respectively, for the corresponding dividend on Seagate Software Series A Preferred Stock;

     (d) provide or cause to be provided to Seagate Canada, by any means which Seagate Software deems appropriate from time to time, such assets, funds and other property as may be necessary in order that Seagate Canada will have sufficient assets, funds and other property available to enable the due declaration and the due and punctual payment, in accordance with applicable law, of all dividends on the Class B Exchangeable Shares in accordance with the Share Provisions;

     (e) take all such actions and do all such things as are necessary or desirable to enable and permit Seagate Canada, in accordance with applicable law, to pay and otherwise perform its obligations with respect to the satisfaction of the BASIC LIQUIDATION AMOUNT (as defined in the Share Provisions) in respect of each issued and outstanding Class B Exchangeable Share upon the occurrence of a LIQUIDATING EVENT (as defined in the Share Provisions) including, without limitation, all such actions and all such things as are necessary or desirable to enable and permit Seagate Canada to cause to be delivered shares of Seagate Software Series A Preferred Stock to the holders of Class B Exchangeable Shares in accordance with the Share Provisions; and

     (f) subject to the exercise by Seagate Software of its Right of First Refusal, take all such actions and do all such things as are necessary or desirable to enable and permit Seagate Canada, in accordance with applicable law, to pay and otherwise perform its obligations with respect to the satisfaction of the RETRACTION PRICE (as defined in the Share Provisions) including, without limitation, all such actions and all such things as are necessary or desirable to enable and permit Seagate Canada to cause to be delivered shares of Seagate Software Series A Preferred Stock to the holders of Class B Exchangeable Shares, upon the redemption of the Class B Exchangeable Shares in accordance with the Share Provisions.

     2.2  SEGREGATION OF FUNDS.  Upon Seagate Software providing or causing to
          --------------------
be provided to Seagate Canada any funds, assets or other property in accordance with section 2.1, Seagate Canada will deposit such funds in a separate account and segregate such assets and other property, in each case for the benefit of holders from time to time of the Class B Exchangeable Shares, and will use such funds, assets or other property exclusively for the payment of dividends and the payment or other satisfaction of the Basic Liquidation Amount or the Retraction Price, as applicable.

     2.3  RESERVATION OF SEAGATE SOFTWARE SERIES A PREFERRED STOCK.  Seagate
          --------------------------------------------------------
Software hereby represents, warrants and covenants that it has irrevocably reserved for issuance and will at all times keep available, free from pre-emptive and other rights, out of its authorized and unissued capital stock such number of shares of Seagate Software Series A Preferred Stock (or other shares or securities into which Seagate Software Series A Preferred Stock may be reclassified or changed as contemplated by section 2.7 hereof) equal to: (a) the number of Class B Exchangeable Shares issued and outstanding from time to time multiplied by the EXCHANGE RATE (as defined in the Share Provisions); and (b) as are now and may hereafter be required to enable and permit Seagate Canada to meet its obligations hereunder, under the Share Provisions and under any other security or commitment pursuant to which Seagate Software may now or hereafter be required to issue shares of Seagate Software Series A Preferred Stock to the holders of Class B Exchangeable Shares.

     2.4  NOTIFICATION OF CERTAIN EVENTS.  In order to assist Seagate Software
          ------------------------------
to comply with its obligations hereunder, Seagate Canada will give Seagate Software notice of each of the following events at the time set forth below:

     (a) in the event of any determination by the board of directors of Seagate Canada to institute voluntary liquidation, dissolution or winding-up proceedings with respect to Seagate Canada or to effect any other distribution of the assets of Seagate Canada among its shareholders for the purpose of winding-up its affairs, at least 60 days prior to the proposed effective date of such liquidation, dissolution, winding up or other distribution;

     (b) immediately, upon the earlier of receipt by Seagate Canada of notice of and Seagate Canada otherwise becoming aware of any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding-up of Seagate Canada or to effect any other distribution of the assets of Seagate Canada among its shareholders for the purpose of winding-up its affairs; and

     (c) immediately, upon receipt by Seagate Canada of a Retraction Request (as defined in the Share Provisions).

     2.5  DELIVERY OF SEAGATE SOFTWARE SERIES A PREFERRED STOCK.  In furtherance
          -----------------------------------------------------
of its obligations under section 2.1(e) and 2.1(f) hereof, which for clarification shall not include the exercise by Seagate Software of its Right of First Refusal (as defined in Article 3 hereof), upon notice from Seagate Canada of any event which requires Seagate Canada to cause to be delivered Seagate Software Series A Preferred Stock to any holder of Class B Exchangeable Shares, Seagate Software shall forthwith issue and deliver the requisite Seagate Software Series A Preferred Stock to or to the order of the former holder of the surrendered Class B Exchangeable Shares, as Seagate Canada shall direct. All such Seagate Software Series A Preferred Stock shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance. In consideration of the issuance of each such Seagate Software Series A Preferred Stock by Seagate Software, Seagate Canada shall issue to Seagate Software or as Seagate Software shall direct, one Common Share of Seagate Canada.

     2.6  QUALIFICATIONS OF SEAGATE SOFTWARE SERIES A PREFERRED STOCK.  If any
          -----------------------------------------------------------
shares of Seagate Software Series A Preferred Stock (or other shares or securities into which Seagate Software Series A Preferred Stock may be reclassified or changed as contemplated by section 2.7 hereof) to be issued and delivered hereunder require registration or qualification with or approval of or the filing of any document including any prospectus or similar document or the taking of any proceeding with or the obtaining of any order, ruling or consent from any governmental or regulatory authority under any Canadian or United States federal, provincial or state law or regulation or pursuant to the rules and regulations of any regulatory authority or the fulfilment of any other legal requirement before such shares (or such other shares or securities) may be issued and delivered by Seagate Software at the direction of Seagate Canada to the initial holder thereof (other than any restrictions on transfer by reason of a holder being a "control person" of Seagate Software for purposes of Canadian federal or provincial securities law or an "affiliate" of the Parent for purposes of United States federal or state securities law), Seagate Software will in good faith expeditiously take all such actions and do all such things as are necessary or desirable to cause such Seagate Software Series A Preferred Stock (or such other shares or securities) to be and remain duly registered, qualified or approved. Seagate Software will in good faith expeditiously take all such actions and do all such things as are necessary or desirable to cause all Seagate Software Series A Preferred Stock (or such other shares or securities to be delivered hereunder) to be listed, quoted or posted for trading on all stock exchanges and quotation systems on which outstanding Seagate Software Series A Preferred Stock (or such other shares or securities) are listed, quoted or posted for trading at such time.

     2.7  ECONOMIC EQUIVALENCE.
          --------------------

     (a) Seagate Software will not without the prior approval of Seagate Canada and the prior approval of the holders of the Class B Exchangeable
     Shares:

          (i) issue or distribute Seagate Software Series A Preferred Stock (or securities exchangeable for or convertible into or carrying rights to acquire Seagate Software Series A Preferred Stock) to the holders of all or substantially all of the then outstanding Seagate Software Series A Preferred Stock (solely by virtue of their ownership of Seagate Software Series A Preferred Stock) by way of stock dividend or other distribution, other than an issue of Seagate Software Series A Preferred Stock (or securities exchangeable for or convertible into or carrying rights to acquire Seagate Software Series A Preferred Stock) to holders of Seagate Software Series A Preferred Stock who exercise an option to receive dividends in Seagate Software Series A Preferred Stock (or securities exchangeable for or convertible into or carrying rights to acquire Seagate Software Series A Preferred Stock) in lieu of receiving cash dividends; or

          (ii) issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding Seagate Software Series A Preferred Stock (solely by virtue of their ownership of Seagate Software Series A Preferred Stock) entitling them to subscribe for or to purchase Seagate Software Series A Preferred Stock (or securities exchangeable for or convertible into or carrying rights to acquire Seagate Software Series A Preferred Stock); or

          (iii) issue or distribute to the holders of all or substantially all of the then outstanding Seagate Software Series A Preferred Stock (solely by virtue of their ownership of Seagate Software Series A Preferred Stock): (A) shares or securities of Seagate Software of any class other than Seagate Software Series A Preferred Stock (other than shares convertible into or exchangeable for or carrying rights to acquire Seagate Software Series A Preferred Stock); (B) rights, options or warrants other than those referred to in section 2.7(a)(ii) above; (C) evidences of indebtedness of Seagate Software; or (D) assets of Seagate Software;

unless the economic equivalent on a per share basis of such rights, options, securities, shares, evidences of indebtedness or other assets is issued or distributed simultaneously to holders of the Class B Exchangeable Shares.

     (b)  Seagate Software will not without the prior approval of Seagate
Canada and the prior approval of the holders of the Class B Exchangeable Shares:

          (i) subdivide, redivide or change the then outstanding Seagate Software Series A Preferred Stock into a greater number of Seagate Software Series A Preferred Stock; or

          (ii) reduce, combine, or consolidate or change the then outstanding Seagate Software Series A Preferred Stock into a lesser number of Seagate Software Series A Preferred Stock; or

          (iii) reclassify or otherwise change Seagate Software Series A Preferred Stock or effect an amalgamation, merger, reorganization or other transaction affecting Seagate Software Series A Preferred Stock;

unless the same or an economically equivalent change shall simultaneously be made to, or in the rights of the holders of, the Class B Exchangeable Shares.

     (c) Seagate Software will ensure that the record date for any event referred to in section 2.7(a) or 2.7(b) above, or (if no record date is applicable for such event) the effective date for any such event, is not less than 3 business days after the date on which such event is declared or announced by Seagate Software (with simultaneous notice thereof to be given by Seagate Software to Seagate Canada).

     (d) The Board of Directors of Seagate Canada shall determine, in good faith and in its sole discretion (with the assistance of such reputable and qualified independent financial advisors and/or other experts as the board may require), economic equivalence for the purposes of any event referred to in section 2.7(a) or 2.7(b) above and each such determination shall be conclusive and binding on Seagate Software. In making each such determination, the following factors shall, without excluding other factors determined by the board to be relevant, be considered by the Board of Directors of Seagate Canada:

         (i) in the case of any stock dividend or other distribution payable in Seagate Software Series A Preferred Stock, the number of such shares issued in proportion to the number of Seagate Software Series A Preferred Stock previously outstanding;

          (ii) in the case of the issuance or distribution of any rights, options or warrants to subscribe for or purchase Seagate Software Series A Preferred Stock (or securities exchangeable for or convertible into or carrying rights to acquire Seagate Software Series A Preferred Stock), the relationship between the exercise price of each such right, option or warrant and the current market value (as determined by the Board of Directors of Seagate Canada in the manner above contemplated) of a share of Seagate Software Series A Preferred Stock;

          (iii) in the case of the issuance or distribution of any other form of property (including without limitation any shares or securities of Seagate Software of any class other than Seagate Software Series A Preferred Stock, any rights, options or warrants other than those referred to in section 2.7(d)(ii) above, any evidences of indebtedness of Seagate Software or any assets of Seagate Software), the relationship between the fair market value (as determined by the Board of Directors of Seagate Canada in the manner above contemplated) of such property to be issued or distributed with respect to each outstanding share of Seagate Software Series A Preferred Stock and the current market value (as determined by the Board of Directors of Seagate Canada in the manner above contemplated) of a share of Seagate Software Series A Preferred Stock;

          (iv) in the case of any subdivision, redivision or change of the then outstanding Seagate Software Series A Preferred Stock into a greater number of Seagate Software Series A Preferred Stock or the reduction, combination, consolidation or change of the then outstanding Seagate Software Series A Preferred Stock into a lesser number of Seagate Software Series A Preferred Stock or any reclassification, amalgamation, merger, reorganization or other transaction affecting Seagate Software Series A Preferred Stock, the effect thereof upon the then outstanding shares of Seagate Software Series A Preferred Stock; and

          (v) in all such cases, the general taxation consequences of the relevant event to holders of Class B Exchangeable Shares to the extent that such consequences may differ from the taxation consequences to holders of Seagate Software Series A Preferred Stock as a result of differences between taxation laws of Canada and the United States (except for any differing consequences arising as a result of differing marginal taxation rates and without regard to the individual circumstances of holders of Class B Exchangeable Shares).

For the purposes of the foregoing determinations, the current market value of any security listed and traded or quoted on a securities exchange shall be the weighted average of the daily trading prices of such security during a period of not less than 20 consecutive trading days ending not more than five trading days before the date of determination on the principal securities exchange on which such securities are listed and traded or quoted; provided, however, that if in the opinion of the Board of Directors of Seagate Canada the public distribution or trading activity of such securities during such period does not create a market which reflects the fair market value of such securities, then the current market value thereof shall be determined by the Board of Directors of Seagate Canada, in good faith and in its sole discretion (with the assistance of such reputable and qualified independent financial advisors and/or other experts as the board may require), and provided further that any such determination by the board shall be conclusive and binding on Seagate Software.

     2.8  TENDER OFFERS, ETC.  In the event that a tender offer, share exchange
          ------------------
offer, issuer bid, take-over bid or similar transaction with respect to Seagate Software Series A Preferred Stock (an "OFFER") is proposed by Seagate Software or is proposed to Seagate Software or its shareholders and is recommended by the Board of Directors of Seagate Software, or is otherwise effected or to be effected with the consent or approval of the Board of Directors of Seagate Software, Seagate Software will use its best efforts expeditiously and in good faith to take all such actions and do all such things as are necessary or desirable to enable and permit holders of Class B Exchangeable Shares to participate in such Offer to the extent and on an economically equivalent basis as the holders of Seagate Software Series A Preferred Stock, without discrimination. Without limiting the generality of the foregoing, Seagate Software will use its best efforts expeditiously and in good faith to ensure that holders of Class B Exchangeable Shares may participate in all such Offers without being required to retract Class B Exchangeable Shares as against Seagate Canada (or, if so required, to ensure that any such retraction shall be effective only upon, and shall be conditional upon, the closing of the Offer and only to the extent necessary to tender or deposit to the Offer).


                                   ARTICLE 3

                             RIGHT OF FIRST REFUSAL

     3.1  SEAGATE SOFTWARE RIGHT OF FIRST REFUSAL.  Seagate Software is granted
          ---------------------------------------
an overriding "RIGHT OF FIRST REFUSAL" (on the terms set forth herein and in the Share Provisions) to purchase, from a holder of Class B Exchangeable Shares who has delivered a RETRACTION REQUEST (as defined in the Share Provisions) to Seagate Canada, such holder's RETRACTED SHARES (as defined in the Share Provisions). Seagate Software acknowledges having received a copy of the Share Provisions and agrees with Seagate Canada that all such Share Provisions, including the Right of First Refusal relating to Seagate Software, are hereby incorporated by reference into this Agreement. Seagate Software hereby agrees to be bound by and to act in accordance with its obligations under the Share Provisions. To the extent that any action on the part of Seagate Software may be required under section 3.2 or 3.3 of this Agreement in respect of the retraction of any of the Class B Exchangeable Shares, Seagate Software may, in lieu of taking such action, make a one time irrevocable election to exercise its Right of First Refusal under this section 3.1 as to all of the Class B Exchangeable Shares that would thereafter be available for retraction or acquisition by Seagate Software upon exercise of its Right of First Refusal, and all Class B Exchangeable Shares that any holder wishes to have retracted from and after such date shall be acquired by Seagate Software under its Right of First Refusal and the holder of such Class B Exchangeable Shares may, at its option, surrender such Class B Exchangeable Shares directly to Seagate Software and need not surrender them to Seagate Canada upon the holder's election to seek retraction.

     3.2  SEAGATE SOFTWARE CAPITALIZATION OF SEAGATE CANADA.  Seagate Software
          -------------------------------------------------
hereby acknowledges that the retraction rights contained in the Share Provisions provide that each holder of Retracted Shares shall receive, upon retraction of the Retracted Shares by Seagate Canada, shares of Seagate Software Series A Preferred Stock in satisfaction of Seagate Canada's retraction obligations. In connection therewith, Seagate Software grants to Seagate Canada the immediate right to acquire from Seagate Software, if Seagate Software does not exercise its Right of First Refusal, the number of shares of Seagate Software Series A Preferred Stock issuable to a holder of Retracted Shares upon a retraction of Retracted Shares and Seagate Software shall receive Class A Common Shares of Seagate Canada in consideration therefor, on the basis of one Common Share for each Class B Exchangeable Share retracted by Seagate Canada.

     3.3  BLOCKS ON RETRACTION.  If: (a) Seagate Software has not exercised its
          --------------------
Right of First Refusal to purchase Retracted Shares; and (b) Seagate Canada is not permitted under its Articles, or other applicable law, to retract the Retracted Shares, then Seagate Software shall contribute to Seagate Canada's capital a sufficient number of shares of Seagate Software Series A Preferred Stock to enable Seagate Canada to retract such Class B Exchangeable Shares. If such action does not allow Seagate Canada to retract such shares, then Seagate Software shall contribute cash or other assets, repay or guarantee Seagate Canada's debt obligations, or take such other actions as Seagate Software may elect in order to enable Seagate Canada, in each case, to retract the Retracted Shares. Seagate Canada's counsel, acting reasonably, shall determine whether Seagate Software's proposed actions would enable Seagate Canada to retract the Retracted Shares.


                                   ARTICLE 4

                                    GENERAL

     4.1  TERM.  This Agreement shall come into force and be effective as of the
          ----
date hereof and shall terminate and be of no further force and effect at such time as no Class B Exchangeable Shares (or securities or rights convertible into or exchangeable for or carrying rights to acquire Class B Exchangeable Shares) are held by any party other than Seagate Software.

     4.2  CHANGES IN CAPITAL OF SEAGATE SOFTWARE AND SEAGATE CANADA.  At all
          ---------------------------------------------------------
times after the occurrence of any event effected pursuant to section 2.7 and 2.8 hereof, as a result of which either the Seagate Software Series A Preferred Stock or the Class B Exchangeable Shares or both are in any way changed, this Agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which Seagate Software Series A Preferred Stock or the Class B Exchangeable Shares or both are so changed and the parties hereto shall execute and deliver an agreement in writing giving effect to and evidencing such necessary amendments and modifications.

     4.3  SEVERABILITY.  If any provision of this Agreement is held to be
          ------------
invalid, illegal or unenforceable, the validity, legality or enforceability of the remainder of this Agreement shall not in any way be affected or impaired thereby and this Agreement shall be carried out as nearly as possible in accordance with its original terms and conditions.

     4.4  AMENDMENTS, MODIFICATIONS, ETC.  This Agreement may not be amended or
          ------------------------------
modified except by an agreement in writing executed by Seagate Canada and Seagate Software and approved by the holders of Class B Exchangeable Shares.

     4.5  AMENDMENTS ONLY IN WRITING.  No amendment to or modification or waiver
          --------------------------
of any of the provisions of this Agreement otherwise permitted hereunder shall be effective unless made in writing and signed by both of the parties hereto.

     4.6  ENUREMENT.  This Agreement shall be binding upon and enure to the
          ---------
benefit of the parties hereto and their respective successors and assigns.

     4.7  NOTICES TO PARTIES.  All notices and other communications between the
          ------------------
parties shall be in writing and shall be deemed to have been given if delivered personally or by confirmed telecopy to the parties at the following addresses (or at such other address for either such party as shall be specified in like notice):

          To Seagate Canada:
          ------------------

          Seagate Software Information Management Group, Inc.
          1095 West Pender Street, Suite 400
          Vancouver, British Columbia
          Attention: President
          ---------

          To Seagate Software:
          -------------------

          Seagate Software Inc.
          920 Disc Drive
          Scotts Valley, California 95066
          Attention: President
          ---------

Any notice or other communication given personally shall be deemed to have been given and received upon delivery thereof and if given by telecopy shall be deemed to have been given and received on the date of confirmed receipt thereof unless such day is not a business day in which case it shall be deemed to have been given and received upon the immediately following business day.

     4.8  COUNTERPARTS.  This Agreement may be executed in counterparts, each of
          ------------
which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

     4.9  JURISDICTION.  This Agreement shall be construed and enforced in
          ------------
accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

SEAGATE SOFTWARE, INC.                       SEAGATE SOFTWARE INFORMATION
                                                MANAGEMENT GROUP, INC.


By:/s/ Ellen Chamberlain                     By:/s/ Stephen J. Luczo
   ---------------------------------------      --------------------------------
   Its:  Vice President and Assistant           Its:  Vice President
         ----------------------------                 --------------
                 Treasurer


                                             SEAGATE SOFTWARE INFORMATION
                                                MANAGEMENT GROUP, INC.


                                             By: /s/ Gregory Kerfoot
                                                --------------------------------
                                                Its:  President
                                                    ----------------------------